As filed with the Securities and Exchange Commission on December 15, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KOPPERS HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	20-1878963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 227-2001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven R. Lacy, Esquire

Senior Vice President, Administration,

General Counsel and Secretary

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 227-2001

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David A. Edgar, Esquire

Michelle R. McCreery Repp, Esquire

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Telephone: (412) 355-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐    Accelerated filer  ☒    Non-accelerated filer  ☐    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)(2)
Debt securities
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares
Warrants
Purchase Contracts
Guarantees (3)
Units (4)

(1)	An indeterminate aggregate initial offering price or amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the entire registration fee.
(2)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee relating to the securities offered by this registration statement and any applicable prospectus supplement against $28,375.00 of filing fees previously paid in connection with Registration Statement No. 333-160399 initially filed by the registrant on July 1, 2009 and subsequently transferred to Registration Statement No. 333-182831 initially filed by the registrant on June 27, 2012.
(3)	Guarantees may be provided by Koppers Holdings Inc. or any of the subsidiaries of the registrant listed in this registration statement for the payment of the principal and interest on the debt securities. No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.
(4)	Each unit is a unit composed of a combination of any of the other securities registered under this registration statement.

TABLE OF ADDITIONAL REGISTRANTS

Koppers Inc., a wholly-owned subsidiary of Koppers Holdings Inc., may also issue debt securities under this registration statement and is hereby deemed to be a registrant. In addition, one or more of the following subsidiaries may provide a full and unconditional guarantee of the repayment of the debt securities registered under this registration statement and each such subsidiary is hereby deemed to be a registrant.

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices*	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Koppers Inc.	Pennsylvania	25-1588399
Koppers Asia LLC	Delaware
Koppers World-Wide Ventures Corporation	Delaware	51-0340346
Koppers Concrete Products, Inc.	Delaware	25-1655686
Concrete Partners, Inc.	Delaware	25-1669803
Koppers Delaware, Inc.	Delaware	51-0370974
Koppers Ventures Inc.	Delaware	51-0340346
Koppers Performance Chemicals Inc.	New York	16-0579500
Koppers–Nevada Limited–Liability Company	Nevada	88-0449990
Koppers NZ LLC	New York
Koppers Railroad Structures Inc.	Delaware	36-4502347
Wood Protection LP	Texas	74-1333892
Wood Protection Management LLC	Nevada	88-0443315

*The address and telephone number of the principal executive offices of Koppers Inc., Koppers Asia LLC, Koppers Concrete Products, Inc., Concrete Partners, Inc., Koppers Ventures Inc., Koppers–Nevada Limited–Liability Company, Koppers NZ LLC, Wood Protection LP and Wood Protection Management LLC is 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001, and the agent for service is Mr. Steven R. Lacy, Esq. at the same address.

The address and telephone number of the principal executive offices of Koppers World-Wide Ventures Corporation and Koppers Delaware, Inc. is 501 Silverside Road, Suite 67, Wilmington, Delaware 19809, (302) 798-0294, and the agent for service is Mr. Steven R. Lacy at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Performance Chemicals Inc. is 1016 Everee Inn Road, Griffin, Georgia 30224, (770) 223-4200, and the agent for service is Mr. Steven R. Lacy at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Railroad Structures Inc. is 4546 Tompkins Drive, Madison, Wisconsin 53716, (608) 221-2292, and the agent for service is Mr. Steven R. Lacy at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Guarantees

Units

Offered by

Koppers Holdings Inc.

Koppers Holdings Inc. (“Koppers Holdings”) may offer to sell, from time to time, in one or more series:

•	senior or subordinated debt securities;

•	common stock;

•	preferred stock;

•	depositary shares representing preferred stock;

•	warrants to purchase debt securities, common stock or preferred stock;

•	purchase contracts;

•	guarantees; or

•	units.

Koppers Inc., a wholly-owned subsidiary of Koppers Holdings, may offer to sell from time to time in one or more series, senior or subordinated debt securities or guarantees. In addition, our subsidiaries listed as registrants on the registration statement of which this prospectus is a part may offer to sell from time to time, guarantees of debt securities issued by Koppers Holdings or Koppers Inc. under this prospectus.

The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common stock, preferred stock, or other securities of Koppers Holdings. We may sell any combination of these securities in one or more offerings on terms to be determined at the time of offering.

The common stock of Koppers Holdings is listed on the New York Stock Exchange under the symbol “KOP.” If we decide to seek a listing of any securities offered under this prospectus, we will disclose the exchange or market on which the securities will be listed or where we have made an application for listing in one or more supplements to this prospectus.

We may sell these securities directly to purchasers, through dealers or agents designated from time to time or to or through one or more underwriters, on a continuous or delayed basis. If any offering involves dealers, agents or underwriters, arrangements with them will be described in a prospectus supplement related to that offering.

This prospectus provides you with a general description of the securities that we may offer and sell from time to time. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities and the manner in which they may be offered and that may add to or update the information to this prospectus. You should read this prospectus, any prospectus supplement and the information incorporated by reference into this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The securities offered for sale under this prospectus may involve a high degree of risk. See “Risk Factors” on page 2 and in any applicable prospectus supplement and in any risk factors set forth in our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference before making your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 15, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using an automatic “shelf” registration process. Under this shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information in that registration statement. For further information about our business and the securities that may be offered under this prospectus, you should refer to the registration statement and its exhibits. The exhibits to the registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these contracts and documents. These summaries are qualified in all respects by reference to all of the provisions contained in the applicable contract or document. The registration statement and its exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides a general description of the securities that we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. We may also update or amend in a prospectus supplement any of the information contained or incorporated by reference into this prospectus and, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplement, includes all material information relating to any offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and any related prospectus supplement or incorporated by reference in this prospectus and any related prospectus supplement. We have not authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus and that any information we have incorporated by reference or included in any prospectus supplement is accurate only as of the date given in the document incorporated by reference or the prospectus supplement, as applicable, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “Company,” “we,” “us” and “our” refer to Koppers Holdings Inc., a Pennsylvania corporation, together with our wholly-owned subsidiaries, including Koppers Inc. The use of these terms is not intended to imply that Koppers Holdings Inc. and Koppers Inc. are not separate and distinct legal entities from each other and from their respective subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe”, “anticipate”, “expect”, “estimate”, “may”, “will”, “should”, “continue”, “plans”, “intends”, “likely” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in press releases, written statements or other documents filed with the SEC, or in our communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things:

•	the impact of changes in commodity prices, such as oil and copper, on product margins;

•	general economic and business conditions;

•	demand for our goods and services;

•	competitive conditions in the industries in which we operate;

•	interest rate and foreign currency rate fluctuations;

•	potential difficulties in protecting intellectual property;

•	the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures;

•	our ability to operate within the limitations of our debt covenants;

•	interest rate fluctuations and other changes in borrowing costs;

•	other capital market conditions, including foreign currency rate fluctuations;

•	availability of and fluctuations in the prices of key raw materials, including coal tar, timber and scrap copper;

•	economic and political conditions in international markets, including governmental changes and restrictions on the ability to transfer capital across countries;

•	potential impairment of our goodwill and/or long-lived assets;

•	parties who are obligated to indemnify us for liabilities, including legal and environmental liabilities, fail to perform under their legal obligations;

•	changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•	the effects of competition, including locations of competitors and operating and market competition; and

•	unfavorable resolution of litigation against us.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated herein by reference may not in fact occur. Any forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein by reference speak only as of the date of the applicable report, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events, except as otherwise required by law.

iii

SUMMARY

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

The Company

We are a leading integrated global provider of treated wood products, wood treatment chemicals, and carbon compounds. Our products are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber and construction industries. We serve our customers through a comprehensive global manufacturing and distribution network, with manufacturing facilities located in North America, South America, Australasia, China and Europe.

We operate three principal business segments: Railroad and Utility Products and Services (“RUPS”), Performance Chemicals (“PC”) and Carbon Materials and Chemicals (“CMC”).

Through our RUPS business, we believe that we are the largest supplier of railroad crossties to the North American railroads. Our other treated wood products include utility poles for the electric and telephone utility industries in Australia. We also provide rail joint bar products as well as various services to the railroad industry. Through our PC business, we believe that we are the global leader in developing, manufacturing and marketing wood preservation chemicals and wood treatment technologies for use in pressure treating lumber for residential, industrial and agricultural applications. Our CMC business processes coal tar into a variety of products, including carbon pitch, creosote, carbon black feedstock, naphthalene and phthalic anhydride, which are intermediate materials necessary in the production of aluminum, the pressure treatment of wood, the production of carbon black, the production of high-strength concrete, and the production of plasticizers and specialty chemicals, respectively.

Our principal offices are located at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1800. Our telephone number is (412) 227-2001. We maintain a website at www.koppers.com. The information contained on or linked to or from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making an investment decision, you should carefully consider the risks and uncertainties discussed under “Risk Factors” in the applicable prospectus supplement and in our filings with the SEC, and incorporated by reference in this prospectus and the applicable prospectus supplement, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or incorporated by reference in this prospectus and any applicable prospectus supplement.

The risks and uncertainties described in the applicable prospectus supplement and in our SEC filings are those that we believed as of the date of the applicable document to be risks which may materially affect our company. Additional risks and uncertainties not then known to us, or that we then believed to be immaterial, may also materially and adversely affect our business, financial condition and results of operations. If any of the risks or uncertainties described in the prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement relating to a specific issuance of securities, we anticipate that any net proceeds will be used for general corporate purposes.

General corporate purposes may include any of the following:

•	repaying or refinancing debt;

•	providing working capital;

•	funding capital expenditures;

•	repurchasing our securities; or

•	paying for possible acquisitions or the expansion of our business.

We may temporarily invest the net proceeds that we receive from any offering or use the net proceeds to repay short-term debt until we can use the net proceeds for their stated purposes. We will set forth in the applicable prospectus supplement relating to the offering a more detailed description of our intended use for the net proceeds received from our sale of any securities in that offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratio of earnings to fixed charges for the periods indicated. You should read these ratios in conjunction with our consolidated financial statements including the notes to those statements incorporated by reference into this prospectus.

	2011	2012	2013	2014		2015		Nine Months Ended September 30, 2016
								(unaudited)
Ratio of Earnings to Fixed Charges (1)	2.26	3.35	2.93	0.92	(2)	(0.19)	(2)	1.64

(1)	For purposes of these ratios, “earnings” include income (loss) from continuing operations before taxes less equity earnings net of dividends and pre-tax income of noncontrolling interests plus fixed charges. “Fixed charges” include interest expensed and the portion of rental expense that is representative of the interest factor in these rentals (which we have calculated to be 31 percent of total rental expense).
(2)	In 2014 and 2015, earnings did not cover fixed charges by $4.3 million and $77.0 million, respectively.

Koppers Holdings is a holding company, which means that it conducts all of its operations through its subsidiaries. As a result, it depends on dividends from the earnings of its subsidiaries to generate the funds necessary to meet our financial obligations, including payments of principal, interest and other amounts. Holders of debt securities of Koppers Holdings will not have a direct claim against the assets of its operating subsidiaries except to the extent that its debt securities are guaranteed by one of its operating subsidiaries.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that may be offered from time to time under this prospectus. While the terms we have summarized below will generally apply to any future debt securities that may be offered under this prospectus, we will describe the particular terms of any debt securities that may be offered in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms we describe below.

Koppers Holdings or Koppers Inc. may issue secured or unsecured debt securities offered under this prospectus, which may be senior, subordinated or junior subordinated, and which may be convertible and which may be issued in one or more series. In addition, Koppers Holdings or Koppers Inc. may provide full and unconditional guarantees of the repayment of any debt securities issued by the other and offered under this prospectus. Finally, certain of our subsidiaries that are included as registrants in the registration statement related to this prospectus may provide full and unconditional guarantees of the repayment of any debt securities offered under this prospectus.

The senior debt securities and any related guarantees will be issued under one or more senior indentures that the issuer will enter into with the trustee named in the senior indenture(s). The subordinated debt securities and any related guarantees will be issued under one or more subordinated indentures that the issuer will enter into with the trustee named in the subordinated indenture(s). We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. The terms of the debt securities will include those set forth in the applicable indenture, any related supplemental indenture and any related securities documents that are made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture, any supplemental indenture and any related security documents, if any, in their entirety before investing in our debt securities. We use the term “indentures” to refer to both the senior indentures and the subordinated indentures.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures and any supplemental indenture or related document applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that are offered under this prospectus, as well as the complete indentures that contain the terms of the debt securities. See the information under the heading “Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture. Except as we may otherwise indicate, the terms of the senior indentures and the subordinated indentures are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	title;

•	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•

the terms on which the debt securities may be convertible into or exchangeable for Koppers Holdings preferred stock, common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	issue guarantees;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of or sell assets of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated and the currency in which principal, premium, if any, and interest will be paid; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to or different than those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

In addition to the debt securities that may be offered pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Original Issue Discount

One or more series of debt securities offered under this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Structural Subordination

Koppers Holdings conducts all of its operations through Koppers Inc. and its subsidiaries. As a result, Koppers Holdings depends on dividends from the earnings of Koppers Inc. and its subsidiaries to generate the funds necessary to meet Koppers Holdings’ financial obligations, including the senior and subordinated debt securities. These subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on our financial obligations, except to the extent that they have agreed to guarantee the obligations or to make funds available to us. The subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. Holders of debt securities of Koppers Holdings will have a position junior to the prior claims of creditors of its subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that Koppers Holdings may be a creditor with recognized and unsubordinated claims against their respective subsidiaries. In addition, the subsidiaries may be prohibited or limited from time to time, under the terms of the instruments governing their indebtedness, from paying dividends or otherwise making payments or advances or transferring assets to us. If specified in the prospectus supplement, the guarantees will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.

Koppers Inc. Debt Securities

The debt securities offered under this prospectus may be issued either by Koppers Holdings or its wholly owned subsidiary, Koppers Inc. If Koppers Inc. issues debt securities, Koppers Holdings and the other subsidiaries included as registrants in the registration statement related to this prospectus may guarantee the debt securities pursuant to a supplemental indenture or a notation of guarantee. The prospectus supplement will describe the terms of any such guarantee.

Guarantees

Koppers Holdings’ or Koppers Inc.’s payment obligations under any series of the debt securities may be jointly and severally guaranteed by the other or by one or more of the other subsidiaries included as registrants in the registration statement of which this prospectus is a part. If a series of debt securities is guaranteed by Koppers Holdings, Koppers Inc. or any other subsidiary, such guarantor will execute a supplemental indenture or notation of guarantee as further evidence of its guarantee. The applicable prospectus supplement will describe the terms of any guarantee.

The obligations of each guarantor may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law or similar laws affecting the rights of creditors generally, after giving effect to all other contingent and fixed liabilities of that guarantor and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Each indenture may restrict consolidations or mergers with or into an issuer or guarantor or provide for the release of a guarantor from a guarantee, as set forth in a related prospectus supplement, the applicable indenture, and any applicable related supplemental indenture.

If a series of debt securities is guaranteed and is designated as subordinate to any senior debt, then the related guarantees will be subordinated to the senior debt of the guarantor and will be subordinated to any guarantees of the issuer’s senior debt.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Koppers Holdings preferred stock, common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Except as otherwise set forth in an applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 consecutive days after we receive notice from the trustee or holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	if certain other specified events occur, as described in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the penultimate bullet point above, the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately (a “declaration of acceleration”). Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest will be immediately due and payable. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be automatically due and payable without any notice or other action on the part of the trustee or any holder.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the declaration of acceleration and its consequences if:

•

we have paid or deposited with the trustee a sum sufficient to pay all matured installments of interest upon all the debt securities of that series and the principal of and premium, if any, on any and all debt securities of that series that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the debt securities of that series to the date of such payment or deposit) and the amount payable to the trustee under the indenture; and

•	all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (other than bankruptcy defaults), except there may be no waiver of defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in the manner described above.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceeding as trustee;

•	such holders have offered indemnity satisfactory to the trustee against any related costs, losses, expenses and liabilities;

•	the trustee does not institute the proceeding within 90 days after the receipt of the notice, request and the offer of indemnity; and

•

during such 90-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a debt security to receive payment of the principal of, premium, if any, or interest on, such debt security or to bring suit for the enforcement of any such payment on or after the due date expressed in the debt security, which right shall not be impaired or affected without the consent of the holder.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indentures; Waiver

We and the trustee may modify an indenture or enter into or modify any supplemental indenture without the consent of any holders of the debt securities with respect to specific matters, including:

•	to fix any ambiguity, defect, omission or inconsistency in the indenture;

•	to comply with the provisions described above under “— Consolidation, Merger or Sale;”

•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make any appropriate changes for such purpose;

•

to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•

to add new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture;

•

to provide security for the debt securities or to provide for any guarantee of the debt securities or to confirm or evidence the release or termination of any guarantee of or lien securing the debt securities when such release or termination is permitted by the indenture; or

•	to change anything that would provide any additional rights or benefits to the holders or that does not materially adversely affect the legal rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Defeasance and Discharge; Legal Defeasance and Covenant Defeasance

Each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:

1.	either:

A.	all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

B.	all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we or any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities not delivered to the trustee for cancellation for principal of, premium on, if any, interest on, the debt securities to the date of maturity or redemption;

2.	in respect of clause (1)(B) of this paragraph, no event of default has occurred and is continuing on the date of the deposit (other than an event of default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other indebtedness and, in each case, the granting of certain liens to secure such borrowings);

3.	we or any guarantor has paid or caused to be paid all sums payable by it under the indenture; and

4.	we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

We may, at our option at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees of that series, or Legal Defeasance, except for:

•

the rights of holders of outstanding debt securities of the applicable series to receive payments in respect of the principal of, premium on, if any, interest on, such debt securities when such payments are due from the trust referred to below;

•

our obligations with respect to the debt securities of the applicable series concerning issuing temporary debt securities, registering the transfer and exchange of debt securities, replacing mutilated, destroyed, lost or stolen debt securities and maintaining an office or agency for presentation of debt securities for registration of transfer and exchange or payment and service of notices upon the Company in respect of the debt securities and the indenture;

•	the rights, powers, trusts, duties and immunities of the trustee under the applicable indenture, and our and any guarantor’s obligations in connection therewith; and

•	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantors released with respect to certain covenants to be described in the applicable indenture, or Covenant Defeasance, and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of the applicable series.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding debt securities of the applicable series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to such stated date for payment or to a particular redemption date;

•

in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service, or the IRS, a ruling or (b) since the date of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness), and the granting of liens to secure such borrowings);

•

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we or any guarantor is a party of by which we or any guarantor is bound; and

•

we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This manner of holding securities is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

•	how it handles payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if applicable;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the trustee under the indentures and those of any third parties employed by us or the trustee under either of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we do not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment, even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described below or in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth below or in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities, except as otherwise described in a related prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures and will be the sole responsibility of such participants.

A global security representing a book-entry security is exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (ii) there shall have occurred and be continuing an event of default with respect to the debt securities of that series or (iii) other circumstances exist that have been specified in the terms of the debt securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

The indenture and provisions of the Trust Indenture Act of 1939 contain limitations on the rights of the trustee, should it become a creditor of us or any guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise.

The trustee may hold debt securities and is permitted to engage in other transactions with us and any of our subsidiaries or affiliates; provided that, if it acquires any conflicting interest, it must eliminate such conflict or resign.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable escheatment laws, any money deposited with the trustee or any paying agent, or then held by us, in trust for the payment of the principal of, premium on, if any, or interest on any debt security and remaining unclaimed for two years after such principal, premium, if any, or interest, has become due and payable shall be paid to us on our request or (if then held by us) will be discharged from such trust; and the holder of such debt security will thereafter be permitted to look only to us for payment thereof and all liability of the trustee shall cease.

Governing Law

Except as otherwise specified in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act of 1939 or other federal law is applicable and except with respect to the rights and obligations of the trustee, which will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of Koppers Holdings’ Amended and Restated Articles of Incorporation, which we refer to as the Articles of Incorporation, and Amended and Restated Bylaws, which we refer to as the Bylaws, copies of which have been filed as exhibits to the registration statement relating to this offering. The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to applicable provisions of the following:

•	the Pennsylvania Business Corporation Law, as it may be amended from time to time;

•	the Articles of Incorporation, as they may be further amended or restated from time to time; and

•	the Bylaws, as they may be further amended or restated from time to time.

Common Stock

Pursuant to the terms of the Articles of Incorporation, Koppers Holdings is authorized to issue up to 80,000,000 shares of common stock, $0.01 par value per share. As of December 8, 2016, an aggregate of 20,644,882 shares of common stock of Koppers Holdings was outstanding.

An applicable prospectus supplement relating to an offering of common stock or other securities convertible or exchangeable for, or exercisable into, common stock, or the settlement of which may result in the issuance of common stock, will describe the relevant terms, including the number of shares offered, any initial offering price and market price and dividend information, as well as, if applicable, information on other related securities.

Voting Rights

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividend Rights

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights

Holders of the common stock of Koppers Holdings have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by Koppers Holdings hereby will be, when issued and paid for, fully paid and non-assessable. If Koppers Holdings issues any preferred stock, the rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of Koppers Holdings’ preferred stock.

Preferred Stock

Pursuant to the terms of the Articles of Incorporation, Koppers Holdings is authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, no shares of preferred stock were outstanding.

The board of directors of Koppers Holdings is authorized, subject to any limitations prescribed by law, without further shareholder approval, to provide for the issuance of shares of preferred stock in one or more series. Each series of preferred stock will have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors of Koppers Holdings.

The purpose of authorizing the board of directors of Koppers Holdings to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of Koppers Holdings’ outstanding voting stock. The existence of the authorized but undesignated preferred stock may have a depressive effect on the market price of Koppers Holdings’ common stock.

The following description discusses the general terms of one or more series of preferred stock that Koppers Holdings may offer under this prospectus. While the terms we have summarized below may generally apply to any preferred shares that Koppers Holdings may offer, the board of directors of Koppers Holdings will include the specific terms of each series of preferred stock in a statement of preferred stock that will be filed with the Pennsylvania Department of State, and with the SEC in connection with an offering of preferred stock, and we will describe the particular terms of any series of preferred stock that Koppers Holdings may offer in more detail in the applicable prospectus supplement. The terms of any series of preferred stock that Koppers Holdings offers under a prospectus supplement may differ from the terms we describe below. In general, the terms of a series of preferred stock that Koppers Holdings may offer may include:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•

the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into common stock of Koppers Holdings, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	if applicable, any provision for adjustment of the number or amount of shares of common stock or other securities receivable upon conversion of the preferred stock;

•

the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•

any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

Depositary Shares

Koppers Holdings may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In that event, Koppers Holdings will issue to the public receipts for depositary shares, called depositary receipts, each of which will represent a fraction of a share of a particular series of preferred stock, as described in the applicable prospectus supplement.

Description of Depositary Shares

The shares of any series of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by Koppers Holdings to act as depositary under a deposit agreement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be issued to those persons who purchase the fractional interests in the preferred stock underlying the depositary shares, in accordance with the terms of the offering. Holders of depositary receipts agree to be bound by the deposit agreement, which may require holders to take certain actions such as filing proof of residence and paying certain charges.

The following summary of the terms of the depositary shares does not purport to be a complete description of the terms of the depositary shares and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, depositary receipts, the Articles of Incorporation and the statement of preferred stock for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of such depositary shares in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property, including securities, received by it to the record holders of depositary shares that are entitled to receive the distribution, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property, at such place or places and upon such terms as it may deem equitable and appropriate, and distribution of the net proceeds from the sale to the applicable holders.

The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of Koppers Holdings, each holder of a depositary share will be entitled to receive the liquidation preference accorded each share of the applicable series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share, as set forth in the applicable prospectus supplement.

Redemption of Depositary Shares

Whenever Koppers Holdings redeems shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable methods as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding, and all rights of the holders of those depositary shares will cease, except the right to receive any money, securities, or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Withdrawal of Preferred Stock

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, the holder of the depositary shares will be entitled to delivery of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of shares of preferred stock thus withdrawn may not thereafter “re-deposit” those whole shares under the deposit agreement or exchange them for depositary receipts evidencing depositary shares therefor.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of those depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by agreement between Koppers Holdings and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by Koppers Holdings or by the depositary only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with our liquidation, dissolution or winding up and the preferred stock has been distributed to the holders of depositary receipts.

Charges of Depositary/Taxes

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to Koppers Holdings of its election to do so. Koppers Holdings may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Notices

The depositary will forward to holders of depository receipts all notices, reports and communications, including proxy solicitation materials received from us, that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to the performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Certain Corporate Anti-Takeover Provisions

The Articles of Incorporation and Bylaws contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of Koppers Holdings. These provisions include:

•

Preferred Stock. The board of directors of Koppers Holdings has the authority to issue one or more series of preferred stock with voting rights and other powers as the board of directors may determine, as described above.

•

Removal of Directors, Vacancies. The shareholders of Koppers Holdings will be able to remove directors only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of Koppers Holdings entitled to vote in the election of directors. Vacancies on the board of directors may be filled only by the board of directors.

•

No Cumulative Voting. The Articles of Incorporation provide that the shareholders of Koppers Holdings do not have the right to cumulative votes in the election of directors. Under Pennsylvania law, cumulative voting rights would have been available to the holders of the common stock of Koppers Holdings if the Articles of Incorporation had not negated cumulative voting.

•

No Shareholder Action by Written Consent; Calling of Special Meetings of Shareholders. The Articles of Incorporation do not permit shareholder action without a meeting by consent except for the unanimous consent of all holders of the common stock of Koppers Holdings. The Articles of Incorporation also provide that special meetings of the shareholders may be called only by the board of directors or the chairman of the board of directors.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. The Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary.

In addition, the Pennsylvania Business Corporation Law, or the BCL, provides that directors may, in discharging their duties, consider the effects of any action upon employees, suppliers, customers and the communities in which its offices are located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies’ interests. The BCL expressly provides that directors do not violate their fiduciary duties solely by relying on “poison pills” or the anti-takeover provisions of the BCL. We do not currently have a “poison pill.”

Pennsylvania Anti-Takeover Law Provisions

The BCL provides, in its subchapters 25(E), 25(F), 25(G), 25(H), 25(I) and 25(J), certain anti-takeover protections with respect to corporations that do not elect out of them. Under the Articles of Incorporation, we elect out of these subchapters.

The BCL permits an amendment of the corporation’s articles or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock of Koppers Holdings is Computershare Shareowner Services LLC.

New York Stock Exchange Listing

The common stock of Koppers Holdings is listed on the New York Stock Exchange under the symbol “KOP.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants issued by Koppers Holdings that may be offered under this prospectus, which consist of warrants to purchase common stock, preferred stock, debt securities or other securities of the type described in this prospectus, or units of two or more of these types of securities. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants issued by Koppers Holdings and offered under this prospectus, we will describe the particular terms of any warrants that may be offered in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms we describe below.

Koppers Holdings will issue the warrants under a warrant agreement that Koppers Holdings will enter into with a warrant agent to be selected by us. Each series of warrants will be issued under a separate warrant agreement. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that Koppers Holdings sells under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants.

If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the title of the warrants;

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	if applicable, the number of the warrants issued with each share of common stock, preferred stock or other securities;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•

the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	if applicable, a discussion of material federal income tax considerations of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of shares of common stock, preferred stock or other securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the title of the warrants;

•	the securities for which the warrants are exercisable;

•	the offering price and the aggregate number of warrants offered;

•

the total number of securities that can be purchased if a holder of the warrants exercises them including, if applicable, any provisions for changes to or adjustments in the exercise price or in the securities or other property receivable upon exercise;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the number of the warrants issued with each share of common stock, preferred stock or other securities;

•	the date on and after which the holder of the warrants can transfer them separately from the related common stock, series of preferred stock or other securities;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	if applicable, a discussion of material federal income tax considerations of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock or preferred stock will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities, number of shares of common stock or preferred stock, or amount of other securities, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent.

If a holder of warrants complies with the procedures described above, such holder’s warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the debt securities, common stock, preferred stock or other securities that such holder purchased upon exercise. If a holder of warrants exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our shares of common stock or preferred stock, depositary shares, debt securities or warrants, or debt obligations of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our shares of common stock or preferred stock, depositary shares, debt securities, warrants or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units, each consisting of a purchase contract and one or more of our other securities described in this prospectus or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable U.S. federal income tax considerations;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other specific terms of the purchase contracts.

To the extent any purchase contract relates to third party debt obligations, we will comply with the registration and disclosure requirements of the Securities Act and any other applicable rules and regulations and will include disclosure as necessary in the applicable prospectus supplement or other offering materials, including, as necessary, any required financial statement and non-financial statement disclosure about the issuer of such third party debt obligations.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under the prospectus. While the terms we have summarized below will apply generally to any units that we offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. The following description below and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units, in one or more series, composed of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may issue units under a written unit agreement to be entered into between us and the holder or beneficial owner. Alternatively, we may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will identify the unit agreement under which each series of units will be issued and the name and address of the unit agent under that agreement in the applicable prospectus supplement.

The applicable prospectus supplement may describe:

•	the title of the units;

•	the aggregate number of units;

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•	the price or prices at which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	if applicable, a discussion of material federal income tax considerations relevant to the units;

•	whether the units will be issued in fully registered or global form; and

•	any other specific terms of the units and their constituent securities.

The provisions described in this section, as well as those described under the remaining descriptions of particular securities in this prospectus will apply to the securities included in each unit to the extent relevant and as may be updated in any prospectus supplements.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	to or through brokers or dealers;

•	directly to investors, including through a specific bidding, auction or other process;

•	directly to agents;

•	through a combination of any of the above methods of sale; or

•	by any other method permitted pursuant to applicable law.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, we will file a supplement to this prospectus to describe the terms of any offering by us. The prospectus supplement will disclose:

•	the terms of the offer;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us, if any;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any commissions paid to agents; and

•	other facts material to the transaction.

We will bear substantially all of the costs, expenses and fees in connection with the registration of the securities described in the registration statement of which this prospectus is a part.

Underwriters, Agents and Dealers

Agents may from time to time solicit offers to purchase the securities. If required, any agent involved in the offer or sale of the securities will be named, and any compensation payable to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transactions will be set forth in the prospectus supplement.

We will describe in the applicable prospectus supplement any compensation paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may grant underwriters who participate in the distribution of securities offered under this prospectus an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

Market-Making, Stabilization and Other Transactions

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters;

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions; and

•

Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued at any time without notice.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or in a post-effective amendment to the registration statement of which this prospectus is a part). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. However, under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Indemnification; Other Relationships

We may have agreements with underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. Underwriters, agents and dealers, and their affiliates, may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business. This includes commercial banking and investment banking transactions.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of such distribution.

FINRA

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fee or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the aggregate proceeds of the offering.

LEGAL MATTERS

K&L Gates LLP has given its opinion to us as to certain legal matters relating to the validity of the securities to be offered by us in this prospectus.

EXPERTS

The consolidated financial statements of Koppers Holdings Inc. appearing in Koppers Holdings Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of Koppers Holdings Inc.’s internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. In addition, the common stock of Koppers Holdings is listed on the New York Stock Exchange, and its reports and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We maintain a website at www.koppers.com. The information on our website is not part of this prospectus.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any information we incorporate in this manner is considered part of this prospectus from the date we file that document, except to the extent updated and superseded by information contained either in this prospectus or an applicable prospectus supplement or in a later dated document incorporated by reference in this prospectus. Some information that we will file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the following documents or information we have filed or will file with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•

Current Reports on Form 8-K filed on January 13, 2016, February 22, 2016, March 29, 2016, April 14, 2016 and May 6, 2016 (with respect to Item 5.02, 5.07 and 9.01 information only (but excluding Exhibit 99.1));

•	Definitive proxy statement on Schedule 14A filed on April 5, 2016;

•	Description of the common stock of Koppers Holdings contained in our registration statement on Form 8-A dated January 27, 2006; and

•

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the time we sell all of the securities covered by this prospectus.

Notwithstanding the foregoing paragraphs, no information is incorporated by reference in this prospectus or any prospectus supplement where such information under applicable Forms and regulations of the SEC is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. You should not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract or other document, those provisions are qualified in all respects by reference to all of the provisions of that contract or other document. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference in this prospectus modifies or supersedes the statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. For a more complete understanding and description of each such contract or other document, we urge you to read the documents contained in the exhibits to the registration statement of which this prospectus is a part.

You may request a copy of any or all documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus at no cost, by telephoning or writing us at the following:

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 227-2001

Attention: Secretary

You may also review a copy of the registration statement of which this prospectus is a part and its exhibits at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

You should rely only on the information contained in this prospectus and any related prospectus supplement or incorporated by reference in this prospectus and any related prospectus supplement. We have not authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus and that any information we have incorporated by reference or included in any prospectus supplement is accurate only as of the date given in the document incorporated by reference or the prospectus supplement, as applicable, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be incurred by us in connection with the offering of securities being registered under this registration statement, other than underwriting discounts and commissions. All amounts are estimates except the registration fee.

Amount to Be Paid

Registration fee	$	*

Legal fees and expenses		**

Accounting fees and expenses		**

Transfer agent fees		**

Printing and engraving expenses		**

Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the entire registration fee. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee relating to the securities offered by this registration statement and any applicable prospectus supplement against $28,375.00 of filing fees previously paid in connection with Registration Statement No. 333-160399 initially filed by the registrant on July 1, 2009 and subsequently transferred to Registration Statement No. 333-182831 initially filed by the registrant on June 27, 2012.

**	The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Expenses of issuance and distribution of each class of securities being registered cannot be estimated at this time. Information regarding estimated expenses of issuance and distribution of each class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B under the Securities Act.

Item 15. Indemnification of Directors and Officers

1. Pennsylvania Business Corporation Law. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the “BCL”) provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

(2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(3) by the shareholders.

Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to in BCL Section 1741 or 1742, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

BCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by the indemnitee to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

BCL Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions to successor corporations in consolidations, mergers or divisions and to representatives serving as fiduciaries of employee benefit plans. BCL Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter E of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person.

2. Articles of Incorporation Provision on Liability of Directors. The registrant’s Articles of Incorporation provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under Pennsylvania law.

3. Indemnification Bylaw. Article VII of the registrant’s Bylaws provides that the directors and officers of the registrant and certain other persons designated by the Board of Directors of the registrant shall be indemnified as of right in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the registrant or otherwise) arising out of their service to the registrant or to another enterprise at the request of the registrant, with certain limitations and exceptions.

Article VII of the registrant’s Bylaws also provides that the registrant may purchase and maintain insurance to protect itself and any director, officer, agent or employee entitled to indemnification under Article VII against any liability asserted against such person and incurred by such person in respect of the service of such person to the registrant.

As permitted by BCL Section 1713, the registrant’s Articles of Incorporation and Bylaws provide that no director shall be personally liable for monetary damages for any action taken, or failure to take any action, unless such director’s breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness or the director has breached or failed to perform the duties of his office under Title 15, Chapter 17, Subchapter E. The BCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. BCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. BCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the Board of Directors in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

4. Director and Officer Liability Insurance. The registrant maintains directors’ and officers’ liability insurance covering its directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act of 1933. Under the insurance, the registrant is entitled to reimbursement for amounts as to which the directors and officers are indemnified under the Bylaw indemnification provision. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability is not subject to foregoing Bylaw indemnification provision.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

Number	Description

1.1	Form of Underwriting Agreement.

4.1	Indenture, by and among Koppers Inc., Koppers Holdings Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, dated as of December 1, 2009 (incorporated by reference to exhibit 4.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 19, 2010).

4.2	Subscription Agreement by and between Koppers Inc. and Mr. Walter Turner dated December 1, 2009 (incorporated by reference to exhibit 4.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 19, 2010) (Commission File No. 001-32737).

4.3	Exchange and Registration Rights Agreement by and among Koppers Inc., Koppers Holdings and the other guarantors party hereto, Goldman, Sachs & Co., Banc of America Securities LLC, RBS Securities Inc. and UBS Securities LLC, dated December 1, 2009 (incorporated by reference to exhibit 4.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 19, 2010) (Commission File No. 001-32737).

4.4	Supplemental Indenture, dated as of February 24, 2010, to the Indenture dated as of December 1, 2009 among Koppers Ventures LLC, Koppers Inc., Koppers Holdings Inc., as Guarantor, each of the subsidiary guarantors party thereto and Wells Fargo Bank, National Association (incorporated by reference to exhibit 10.96 to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2014) (Commission File No. 001-32737).

4.5	Second Supplemental Indenture, dated as of August 15, 2014, to the Indenture dated as of December 1, 2009 among Koppers Inc., Koppers Holdings Inc., as Guarantor, each of the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to exhibit 10.97 to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2014) (Commission File No. 001-32737).

4.6	Sample Common Stock Certificate.

4.7	Sample Preferred Stock Certificate.

4.8	Form of Statement of Preferred Stock.

4.9	Form of Deposit Agreement and Depositary Receipt.

4.10	Form of Senior Indenture.

4.11	Form of Subordinated Indenture.

4.12	Form of Senior Debt Security.

4.13	Form of Subordinated Debt Security.

4.14	Form of Warrant Agreement.

4.15	Form of Purchase Contract.

4.16	Form of Unit Agreement, including form of Unit Certificate.

5.1	Opinion of K&L Gates LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of K&L Gates LLP (contained within Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney with respect to Koppers Holdings Inc.

Number	Description

24.2	Power of Attorney with respect to Koppers Inc.

24.3	Powers of Attorney with respect to Koppers Asia LLC, Koppers World-Wide Ventures Corporation, Koppers Concrete Products, Inc., Concrete Partners, Inc., Koppers Delaware, Inc., Koppers Ventures Inc., Koppers Performance Chemicals Inc., Koppers–Nevada Limited–Liability Company, Koppers NZ LLC, Koppers Railroad Structures, Inc., Wood Protection LP and Wood Protection Management LLC

25.1	Form of Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for the Senior Debt Indenture Trustee.

25.2	Form of Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for the Subordinated Debt Indenture Trustee.

Item 17. Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of Koppers Holdings Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

KOPPERS HOLDINGS INC.

By:	/S/ LEROY M. BALL, JR.
Leroy M. Ball, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Koppers Holdings Inc., a Pennsylvania corporation, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ LEROY M. BALL, JR. Leroy M. Ball, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)	December 15, 2016

/S/ MICHAEL J. ZUGAY Michael J. Zugay	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	December 15, 2016

/S/ DAVID M. HILLENBRAND David M. Hillenbrand	Director	December 15, 2016

/S/ CYNTHIA A. BALDWIN Cynthia A. Baldwin	Director	December 15, 2016

/S/ X. SHARON FENG X. Sharon Feng	Director	December 15, 2016

/S/ ALBERT J. NEUPAVER Albert J. Neupaver	Director	December 15, 2016

Signature	Capacity	Date

/S/ LOUIS L. TESTONI Louis L. Testoni	Director	December 15, 2016

/S/ STEPHEN R. TRITCH Stephen R. Tritch	Director	December 15, 2016

/S/ T. MICHAEL YOUNG T. Michael Young	Director	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

KOPPERS INC.

By:	/S/ LEROY M. BALL, JR.
Leroy M. Ball, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Koppers Inc., a Pennsylvania corporation, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ LEROY M. BALL, JR. Leroy M. Ball, Jr.	President and Chief Executive Officer and Director (Principal Executive Officer)	December 15, 2016

/S/ MICHAEL J. ZUGAY Michael J. Zugay	Chief Financial Officer and Director (Principal Financial and Principal Accounting Officer)	December 15, 2016

/S/ STEVEN R. LACY Steven R. Lacy	Senior Vice President, Administration, General Counsel, Secretary and Director	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

KOPPERS ASIA LLC

By:	/S/ RICHARD LYONS
Richard Lyons
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Koppers Asia LLC, a Delaware limited liability company, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ RICHARD LYONS Richard Lyons	President (Principal Executive Officer)	December 15, 2016

/S/ LOUANN E. TRONSBERG-DEIHLE Louann E. Tronsberg-Deihle	Treasurer (Principal Financial and Principal Accounting Officer)	December 15, 2016

/S/ JAMES A. SULLIVAN James A. Sullivan	Director	December 15, 2016

/S/ MICHAEL J. ZUGAY Michael J. Zugay	Director	December 15, 2016

/S/ STEVEN R. LACY Steven R. Lacy	Secretary and Director	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

KOPPERS WORLD-WIDE VENTURES CORPORATION

By:	/S/ MICHAEL J. ZUGAY
Michael J. Zugay
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Koppers World-Wide Ventures Corporation, a Delaware corporation, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ MICHAEL J. ZUGAY Michael J. Zugay	President and Director (Principal Executive Officer)	December 15, 2016

/S/ JOHN S. SMITH John S. Smith	Treasurer and Director (Principal Financial and Principal Accounting Officer)	December 15, 2016

/S/ STEVEN R. LACY Steven R. Lacy	Secretary and Director	December 15, 2016

/S/ JAMES A. SULLIVAN James A. Sullivan	Director	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

KOPPERS CONCRETE PRODUCTS, INC.

By:	/S/ THOMAS D. LOADMAN
Thomas D. Loadman
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Koppers Concrete Products, Inc., a Delaware corporation, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ THOMAS D. LOADMAN Thomas D. Loadman	President and Director (Principal Executive Officer)	December 15, 2016

/S/ LOUANN E. TRONSBERG-DEIHLE Louann E. Tronsberg-Deihle	Treasurer (Principal Financial and Principal Accounting Officer)	December 15, 2016

/S/ STEVEN R. LACY Steven R. Lacy	Secretary and Director	December 15, 2016

/S/ MICHAEL J. ZUGAY Michael J. Zugay	Director	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

CONCRETE PARTNERS, INC.

By:	/S/ THOMAS D. LOADMAN
Thomas D. Loadman
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Concrete Partners, Inc., a Delaware corporation, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ THOMAS D. LOADMAN Thomas D. Loadman	President and Director (Principal Executive Officer)	December 15, 2016

/S/ LOUANN E. TRONSBERG-DEIHLE Louann E. Tronsberg-Deihle	Treasurer (Principal Financial and Principal Accounting Officer)	December 15, 2016

/S/ STEVEN R. LACY Steven R. Lacy	Secretary and Director	December 15, 2016

/S/ MICHAEL J. ZUGAY Michael J. Zugay	Director	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

KOPPERS DELAWARE, INC.

By:	/S/ MICHAEL J. ZUGAY
Michael J. Zugay
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Koppers Delaware, Inc., a Delaware corporation, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ MICHAEL J. ZUGAY Michael J. Zugay	President and Director (Principal Executive Officer)	December 15, 2016

/S/ LOUANN E. TRONSBERG-DEIHLE Louann E. Tronsberg-Deihle	Treasurer (Principal Financial and Principal Accounting Officer)	December 15, 2016

/S/ STEVEN R. LACY Steven R. Lacy	Secretary and Director	December 15, 2016

/S/ JOHN S. SMITH John S. Smith	Director	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

KOPPERS VENTURES INC.

By:	/S/ JAMES A. SULLIVAN
James A. Sullivan
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Koppers Ventures Inc., a Delaware corporation, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ JAMES A. SULLIVAN James A. Sullivan	President and Director (Principal Executive Officer)	December 15, 2016

/S/ LOUANN E. TRONSBERG-DEIHLE Louann E. Tronsberg-Deihle	Treasurer and Assistant Secretary (Principal Financial and Principal Accounting Officer)	December 15, 2016

/S/ STEVEN R. LACY Steven R. Lacy	Secretary and Director	December 15, 2016

/S/ MICHAEL J. ZUGAY Michael J. Zugay	Director	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

KOPPERS PERFORMANCE CHEMICALS INC.

By:	/S/ STEPHEN C. REEDER
Stephen C. Reeder
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Koppers Performance Chemicals Inc., a New York corporation, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ STEPHEN C. REEDER Stephen C. Reeder	President and Director (Principal Executive Officer)	December 15, 2016

/S/ LOUANN E. TRONSBERG-DEIHLE Louann E. Tronsberg-Deihle	Treasurer (Principal Financial and Principal Accounting Officer)	December 15, 2016

/S/ STEVEN R. LACY Steven R. Lacy	Secretary and Director	December 15, 2016

/S/ MICHAEL J. ZUGAY Michael J. Zugay	Director	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

KOPPERS-NEVADA LIMITED-LIABILITY COMPANY

By:	/S/ STEVEN R. LACY
Steven R. Lacy
Manager

POWER OF ATTORNEY

Each of the undersigned directors and officers of Koppers–Nevada Limited–Liability Company, a Nevada limited liability company, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ STEPHEN C. REEDER Stephen C. Reeder	Principal Executive Officer	December 15, 2016

/S/ BRADLEY A. PEARCE Bradley A. Pearce	Principal Financial and Principal Accounting Officer	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

KOPPERS NZ LLC

By:	/S/ STEVEN R. LACY
Steven R. Lacy
Manager

POWER OF ATTORNEY

Each of the undersigned directors and officers of Koppers NZ LLC, a New York limited liability company, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ STEPHEN C. REEDER Stephen C. Reeder	Principal Executive Officer	December 15, 2016

/S/ BRADLEY A. PEARCE Bradley A. Pearce	Principal Financial and Principal Accounting Officer	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

KOPPERS RAILROAD STRUCTURES INC.

By:	/S/ MICHAEL J. TWEET
Michael J. Tweet
President

POWER OF ATTORNEY

Each of the undersigned directors and officers of Koppers Railroad Structures, Inc., a Delaware corporation, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ MICHAEL J. TWEET Michael J. Tweet	President and Director (Principal Executive Officer)	December 15, 2016

/S/ LOUANN E. TRONSBERG-DEIHLE Louann E. Tronsberg-Deihle	Treasurer (Principal Financial and Principal Accounting Officer)	December 15, 2016

/S/ STEVEN R. LACY Steven R. Lacy	Secretary and Director	December 15, 2016

/S/ MICHAEL J. ZUGAY Michael J. Zugay	Director	December 15, 2016

/S/ THOMAS D. LOADMAN Thomas D. Loadman	Director	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

WOOD PROTECTION LP

By:	WOOD PROTECTION MANAGEMENT LLC, its General Partner

By:	/S/ STEVEN R. LACY
Steven R. Lacy
Manager

POWER OF ATTORNEY

Each of the undersigned directors and officers of Wood Protection LP, a Texas limited partnership, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ STEPHEN C. REEDER Stephen C. Reeder	Principal Executive Officer	December 15, 2016

/S/ BRADLEY A. PEARCE Bradley A. Pearce	Principal Financial and Principal Accounting Officer	December 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 15th day of December, 2016.

WOOD PROTECTION MANAGEMENT LLC

By:	/S/ STEVEN R. LACY
Steven R. Lacy
Manager

POWER OF ATTORNEY

Each of the undersigned directors and officers of Wood Protection Management LLC, a Nevada limited liability company, do hereby constitute and appoint Steven R. Lacy, Leroy M. Ball, Jr., and Michael J. Zugay, or any of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ STEPHEN C. REEDER Stephen C. Reeder	Principal Executive Officer	December 15, 2016

/S/ BRADLEY A. PEARCE Bradley A. Pearce	Principal Financial and Accounting Officer	December 15, 2016

Exhibit Index

Exhibit No.	Description	Method of Filing

1.1	Form of Underwriting Agreement.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

4.1	Indenture, by and among Koppers Inc., Koppers Holdings Inc., the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, dated as of December 1, 2009.	Incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 19, 2010.

4.2	Subscription Agreement by and between Koppers Inc. and Mr. Walter Turner dated December 1, 2009.	Incorporated by reference to Exhibit 4.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 19, 2010.

4.3	Exchange and Registration Rights Agreement by and among Koppers Inc., Koppers Holdings and the other guarantors party hereto, Goldman, Sachs & Co., Banc of America Securities LLC, RBS Securities Inc. and UBS Securities LLC, dated December 1, 2009.	Incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on February 19, 2010.

4.4	Supplemental Indenture, dated as of February 24, 2010, to the Indenture dated as of December 1, 2009 among Koppers Ventures LLC, Koppers Inc., Koppers Holdings Inc., as Guarantor, each of the subsidiary guarantors party thereto and Wells Fargo Bank, National Association.	Incorporated by reference to Exhibit 10.96 to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2014.

4.5	Second Supplemental Indenture, dated as of August 15, 2014, to the Indenture dated as of December 1, 2009 among Koppers Inc., Koppers Holdings Inc., as Guarantor, each of the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee.	Incorporated by reference to Exhibit 10.97 to the Company’s Quarterly Report on Form 10-Q filed on November 10, 2014.

4.6	Sample Common Stock Certificate.	Incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-1 (File No. 333-128250).

4.7	Form of Preferred Stock Certificate.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

4.8	Form of Statement of Preferred Stock.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

4.9	Form of Deposit Agreement and Depositary Receipt.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

4.10	Form of Senior Indenture.	Filed herewith.

4.11	Form of Subordinated Indenture.	Filed herewith.

Exhibit No.	Description	Method of Filing

4.12	Form of Senior Debt Security.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

4.13	Form of Subordinated Debt Security.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

4.14	Form of Warrant Agreement.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

4.15	Form of Purchase Contract.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

4.16	Form of Unit Agreement, including form of Unit Certificate.	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act and incorporated by reference herein.

5.1	Opinion of K&L Gates LLP.	Filed herewith.

12.1	Computation of Ratio of Earnings to Fixed Charges.	Filed herewith.

23.1	Consent of K&L Gates LLP (contained within Exhibit 5.1).	Filed herewith.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.	Filed herewith.

24.1	Power of Attorney with respect to Koppers Holdings Inc.	Filed herewith (included on the signature pages of the Registration Statement).

24.2	Power of Attorney with respect to Koppers Inc.	Filed herewith (included on the signature pages of the Registration Statement).

24.3	Powers of Attorney with respect to Koppers Asia LLC, Koppers World-Wide Ventures Corporation, Koppers Concrete Products, Inc., Concrete Partners, Inc., Koppers Delaware, Inc. and Koppers Ventures Inc., Koppers Performance Chemicals Inc., Koppers–Nevada Limited–Liability Company, Koppers NZ LLC, Koppers Railroad Structures, Inc., Wood Protection LP and Wood Protection Management LLC	Filed herewith (included on the signature pages of the Registration Statement).

25.1	Form of Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for the Senior Debt Indenture Trustee.	Filed herewith.

25.2	Form of Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for the Subordinated Debt Indenture Trustee.	Filed herewith.